EXHIBIT 10.3

LEASE AGREEMENT BETWEEN COMPANY AND AT ENGINEERING SDN BHD

AN AGREEMENT is made on the date stated in Section I of the First schedule hereto between the party whose name and description are stated in Section 2 of the First Schedule hereto (hereinafter called “the Landlord”) of the one part and the party whose name and description are stated in Section .3 of the First Schedule hereto (hereinafter called “the Tenant”) of the other part.

WHEREAS the Landlord is the beneficial owner of the space described in Section 4 of the First Schedule hereto (hereinafter called “the Demised Premises”) being part of two storey factory building bearing address Plot 82 Lintang Bayan Lepas. Bayan Lepas Industrial Park. Phase IV, 11900 Bayan Leaps. Penang, Malaysia. (hereinafter called “the Complex.

WHEREAS the Landlord is desirous of letting and the Tenant is desirous of taking the Demised Premises upon the terms and conditions hereinafter appearing.

NOW IS HEREBY AGREED as follow:-

1.                               The Landlord lets and the Tenant takes a tenancy of the Demised Premises for a complete and full period specified in Section 5 of the First Schedule (The Term) from the date of commencement to the date of expiration as specified in Section 6 and Section 7 respectively of the First Schedule at the monthly rental as specified in Section of the First Schedule.

2.         DEPOSITS

(a)     The Tenant shall upon execution of this Agreement pay to the Landlord rental deposit provided in Section 9 of the First Schedule hereto (the receipt of which the Landlord hereby acknowledges) as security for the due performance of the terms and conditions of this Agreement (hereinafter referred to as “the Rental Deposit”). The Rental Deposit shall be refunded to the Tenant (without interest) at the expiry of the Term without prejudice Landlord’s right against the Tenant for any antecedent breach by the Tenant. The Rental Deposit shall not at any time be used as payment of the monthly rental due at any time without express consent of the Landlord.

(b)   The Tenant shall pay to the Landlord monthly for the monthly electric power usage base on the usage reading on the separately installed meter. Electric power charge shall be at LLN rate.

(c)    The Tenant shall not be required to pay for water usage within the Demised Premises so long as water is not used for “process” type production.

3.         THE TENANT HEREBY COVENANTS WITH THE LANDLORD as follows:-

(a)                      To pay the reserved rent punctually on or before the 16lh day of each and every calendar month without demand:

(b)       To pay charges for electricity consumed within the Demised Premises.

(c)        To pay conservancy sewage and refuse removal when invoices are receive from the relevant authority. Payment shall be proportionally divided out between the Landlord and Tenant at 4:1 ration (Base on approx area of Landlord and Tenant usage.)

(d)                      To use the Demised Premises for the purpose specified in Section 11 of the First schedule only;

(e)                       To keep the interior of the Demised Premises in good and tenant able repair and condition (reasonable wear and tear and damage by fire or casualty not by the fault of tenant excepted) Example;- walls. ceiling, toilets. etc,

(f)        To permit the Landlord and his duly authorized agents at all reasonable times to enter upon the Demised and to view the conditions thereof.  PROVIDED THAT the Landlord gives the Tenant twenty four (24) hours written notice staling the Landlord’s intention to do the same. The Landlord may serve upon the Tenant notice in writing specifying any repair or work necessary to be done or replacement necessary to be made to comply with the Tenant’s covenants to repair herein contained and require the Tenant forthwith to execute such repairs of work or made such replacement and if the Tenant shall not within seven (07) days after the service of such notice proceed diligently with the execution of such repairs or work or the making of such replacement then it shall be lawful for the Landlord to enter upon the demised premises and execute such repairs or work or make such replacement and the costs thereof shall be paid by the Tenant to the Landlord forthwith;

(g)                      Not to assign, sublet or part with the possession of the Demised Premises or any part thereof;

(h)                      Not to make or permit to be made any alteration or partitions in or additions to the Demised Premises without the Landlord’s consent;

(i)                          If any alterations or additions or partitions were made to the Demised Premises with the written consent of the Landlord the Tenant shall at his own costs reinstate the Demised Premises substantially similar to its original conditions at the expiry of the Term;

(j)                          Not to do permit or suffer to be done on the Demised Premises anything which may become a nuisance or cause annoyance damage to or in any way interfere with the quite occupation and comfort of any other adjoining occupiers or the neighbourhood;

(k)                       Not to do or permit or suffer to be done upon Demised Premises, anything which will or may infringe or contravene any law, by-laws or regulations made by the Government, the Local Council or other competent authorities affecting the Demised Premises;

(l)                          Not to use the demised premises for any unlawful or immoral purpose;

(m)                    To compensate and indemnify and keep indemnified the Landlord against summonses actions, proceedings, claims and demands, costs, damages and expenses which may be levied brought or made against him or which he may sustain or incur by reason or any act or omission of the Tenant or the use of the Demised Premises or damage to any part of the Complex and Common Area;

(n)                      To maintain the Demised Premises and all water closets within the Demised Premises in neat and clean condition and make good any damage thereto;

(o)                       To be responsible for the safekeeping of all its goods and property within the Demised Premises;

(p)                     To maintain insurance coverage on its operations at the Demised Premises and its equipment, inventory and personal property within the Demised Premises;

(q)                      Not to store or bring upon the Demised Premises arms, ammunition or unlawful goods, gunpowder, salt petre or any explosive or combustion hazardous substance in any part of the Demised Premises;

(r)                         At the expiration or sooner determination of this Tenancy to peaceably surrender and yield up to the Landlord the Demised Premises in good and substantial repair and condition.

(s)                       To permit the Landlord or his agents during three (3) months preceding the termination of the Tenancy hereby created at all reasonable times to bring any person authorized to view the said Premises for purposes of re-letting or selling the said Premises.

4.         THE LANDLORD HEREBY COVENANTS WITH THE TENANT as follows:-

(a)                      To pay all quit rent and assessment imposed on and payable in respect of the Demised Premises other that those expressly covenanted to be paid by the tenant herein:

(b)                     That the tenant paying the rent hereby reserved and observing and performing the several covenants and stipulations on this part herein contained shall peacefully hold and enjoy the Demised Premises during the term hereby granted without any interruption by the Landlord or any person frightfully claiming under or in trust for the Landlord;

(c)                      The Landlord shall not be responsible to the Tenant for any property damage or loss or personal injury arose within the Demised Premises;

(d)                     The Landlord shall maintain or repair the Complex , the Common Area, all heating and ventilation and air conditioning system serving the Demised Premises during the Term;

(e)        To provide security for the Complex and the Common Area;

(f)                         To provide Tenant non-exclusive use of ten (10) parking spots in the parking lots serving the Complex;

(g)                      To permit the Tenant non-exclusive use of Common Area serving the Complex and to use an additional small section of the external common canteen area of the Complex.

5.                           PROVIDED ALWAYS AND IT IS HEREBY MUTUALLY AGREED BY THE PARTIES HERETO as follow:-

(a)  If the rent hereby reserved or any part thereof shall any time be unpaid for seven (7) days after the same shall have become due (whether formally demanded for or not) or if any covenant on the Tenant’s part herein contained shall not be performed or observed then and in any such case it shall be lawful for the Landlord after the expiry of 3 business days written notice to cure a payment default and 10 business days written notice to cure a non-monetary default has lapsed, to re-enter upon the Demised Premises or any part thereof whether or not by force in the name of the whole and thereupon the tenancy shall absolutely determine but without prejudice to the right or action of the Landlord in respect of any antecedent breach of the conditions on the part of the Tenant herein contained.

(b)    In the event the Tenancy hereby granted is terminated due to the breach of any of the Tenant’s covenants herein contained, the Rental Deposit shall be forfeited by the Landlord absolutely as agreed liquidated damages and not by way of penalty without prejudice to the Landlord’s right under this agreement:

(c)  Upon the expiry of the Term, the Tenant shall surrender vacant possession of the Demised Premises to the Landlord without demand and if the Tenant shall not then be in breach of the terms and conditions herein expressed to be observed or performed by the Tenant, The Landlord shall refund to the Tenant the Rental Deposit without interest. The Rental Deposit may be used by the Landlord to off-set any loss or damage suffered by the Landlord’s without prejudice to the Landlord’s right to take action for any shortfall or further loss and damage. The Electricity Deposit shall only be refunded to the Tenant upon proof of full settlement of all electricity charges consumed by the Demised Premises during the Term.

(e)     If the Tenant desires to extend the Term after its expiry for an additional period of years (the Extended Term), the parties shall negotiate in good faith to determine the rent and other terms that would apply during the Extended Term and to execute an amendment to this Agreement to document their agreement.

6.         MISCELLANEOUS

(a)    Knowledge or acquiescence by either party hereto of in any breach of any of the conditions or covenants herein contained shall not Operate as or be deemed to be waiver of such conditions or covenants or any of them and notwithstanding such knowledge or acquiescence, each party hereto shall be entitled to exercise their respective rights under this Agreement and to require strict performance by the other of the terms and conditions herein.

(b)   The termination of this Agreement howsoever arising shall be without prejudice to any other right of action already accrued to any party and any right or remedy which are expressly provided to survive termination.

(c)    This Agreement embodies all the terms and conditions agreed upon between the parties as to the subject matter of this Agreement save and except those mutually agreed upon in writing between the parties after the execution hereof.  For the avoidance of doubt, this Agreement supersedes and cancels in all respect all previous representations warranties agreements and undertakings (if any) between thy parties hereto with respect to the subject matter of this Agreement, whether such be written or oral.

(d)   If any provisions of this Agreement are or become or are deemed invalid, illegal or unenforceable in any jurisdiction, such provision shall be amended to confirm to the applicable laws so as be valid and enforceable or if it cannot be amended without materially altering the intention of the parties, it shall be severed from this Agreement but the remaining provisions of this Agreement shall remain in full force and effect.

(e)    This Tenancy Agreement shall be binding upon successors in title, assigns, the personal representatives, heirs and permitted assigns of the parties hereto respectively.

(f)  The First Schedule shall be taken, read and construed as an essential part of this Agreement.

(g) Time whenever mentioned shall be of the essence of this Agreement.

(h)   Any notice required to be given under this Agreement shall be in writing and shall be deemed to be sufficiently served on both the Landlord and the Tenant if delivered by registered post to their addresses as hereinbefore set out.

(i)       All costs and expenses of this Agreement including solicitors’ costs and stamp duty shall be borne by the Landlord and the Tenant equally.

(j)       In this Agreement where the context so admits:-

(i)    where two or more persons are included in the expression “the Landlord” and “the tenant” this Agreement shall bind such persons jointly and severally:

(ii)   words applicable to natural persons include any company or corporation.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands the day and year first above written.

SIGNED by	)	By:	/s/ LL Beh
Chairman AT Engineering
)
)
For and on behalf of the	)	AT ENGINEERING SOLUTION SDN. BHD.
LANDLORD in the presence of:-)		(Company No 531531-X)
	)	PLOT 82, LINTANG BAYAN LEPAS, PHASE IV,
	)	BAYAN LEPAS INDUSTRIAL ZONE,
11900 BAYAN LEPAS, PENANG,
TEL: 604-6447771 FAX: 604-6447773
Email: at@ate.com.my
URL: www.ate.com.my

SIGNED by	)	By:	/s/ Roger E. Gower
Roger E. Gower
President and Chief Executive Officer
)
For and on behalf of the	)
TENANT in the presence of:-)
)
)
)

THE FIRST SCHEDULE

(which is to be taken read and construed as an essential and integral part of this Agreement)

Section	Item	Particulars
1.	The day and year of this Agreement

2.	Description of the Landlord	AT Engineering Sdn. Bhd, (Company No. 212428-M) of Plot 82 Lintang Bayan Lepas. Bayan Lepas, Industrial Park. Phase IV, 11900 Bayan Leaps, Penang, Malaysia.

3.	Description of the Tenant	Micro Component Technology (M) Sdn. Bhd. (Company No. 219259-D) of Piot 82 Lintang Bayan Lepas, Bayan Lepas Industrial Park, Phase IV, 11900 Bayan Leaps, Penang, Malaysia.

4.	Particulars and Description of Demised Premises	Ten Thousand square feet being part of ground floor of the Complex mark as red in the plan attached herein.

5.	Duration of Tenancy (The Term)	Two (2) years

6.	Date of Commencement of the Tenancy	Date of Commencement: I6th June, 2007

7.	Date of Expiry of the Term	Date Of Expiry: 15th June, 2009

8.	Reserved Rent	RM240,000,00 per year payable in monthly instalment of RM20,000 Per month calculated at RM2.00 per sq. ft.

9.	Rental Deposit	RM20,000,00 x 3 mths= RM60,000,00

10.	Electricity deposit	No deposit. Tenant to pay Landlord monthly electricity charges consumed within 7 days when bill is presented to Tenant.

11	Purpose of use of Demised Premises	Design and manufacturing of equipments and machines.